As filed with the Securities and Exchange Commission on January 26, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
HFF, Inc.
(Exact name of registrant as specified in its charter)

Delaware	51-0610340
(State of incorporation of organization)	(IRS Employer Identification No.)

429 Fourth Avenue
Suite 200
Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

If this form relates to the
registration of a class of
securities pursuant to Section 12(b)
of the Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☑

If this form relates to the
registration of a class of
securities pursuant to Section 12(g)
of the Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☐

Securities Act registration statement file number to which this Form relates:	333-138579

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of Exchange on which
to be registered	class is to be registered

Class A Common Stock, par value $.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
Exhibit Index

Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are shares of Class A common stock, par value $0.01, of HFF, Inc. (the “Company”). The description of the Class A common stock contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-138579), initially filed with the Securities and Exchange Commission on November 9, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits
     The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

3.1	Form of Amended and Restated Certificate of Incorporation*

3.2	Form of Amended and Restated By-laws*

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-138579, initially filed with the Securities and Exchange Commission on November 9, 2006, as amended from time to time.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 26, 2007	HFF, INC.
	By:	/s/ John H. Pelusi, Jr.
		Name:	John H. Pelusi, Jr.
		Title:	Chief Executive Officer

Exhibit Index

3.1	Form of Amended and Restated Certificate of Incorporation*

3.2	Form of Amended and Restated By-laws*

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-138579, initially filed with the Securities and Exchange Commission on November 9, 2006, as amended from time to time.